Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Smurfit WestRock plc
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, par value $0.001 per share to be issued under the Smurfit WestRock plc 2024 Long-Term Incentive Plan	457(c) and 457(h)	26,000,000	$45.07	$1,171,820,000	0.00014760	$172,961
Equity	Ordinary shares, par value $0.001 per share to be issued under the Smurfit Kappa 2018 Performance Share Plan	457(c) and 457(h)	5,500,000	$45.07	$247,885,000	0.00014760	$36,588
Equity	Ordinary shares, par value $0.001 per share to be used under the WestRock Company 2020 Incentive Stock Plan, WestRock Company Amended and Restated 2016 Incentive Stock Plan, MeadWestvaco Corporation 2005 Performance Incentive Plan, Amended and Restated Rock-Tenn Company 2004 Incentive Stock Plan, KapStone Paper and Packaging 2016 Incentive Plan and KapStone Paper and Packaging 2014 Incentive Plan	457(c) and 457(h)	6,500,000	$45.07	$292,955,000	0.00014760	$43,240
	Total Offering Amounts						$252,789
	Total Fee Offsets						$0
	Net Fee Due						$252,789

(1)	Pursuant to Rule 416 under the Securities Act, this Registration Statement covers (i) such additional number of shares of ordinary shares, par value $0.001 per share, of the Company (“Ordinary Shares”) issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events or (ii) such reduced number of Ordinary Shares in respect of any reverse stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, in each case with respect to the Ordinary Shares being registered pursuant to this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act, on the basis of the average of the high and low prices of the Ordinary Shares as reported on the New York Stock Exchange on July 9, 2024.